EXHIBIT 99.4

Summary of Proposed 2006 Revolving Credit Facility

1.    The Proposed 2006 Revolving Credit Facility would include the following terms, among other things:

(a)	Extend maturity to January 15, 2012;

(b)	$160 million multi-currency revolving credit facility;

(c)	Reduce the drawn pricing from L+250 bps to L+200 bps and reduce unused commitment fee from 0.50% to 0.30%;

(d)	Modify the definition of Liquidity Event Period by deleting $30,000,000 and replacing it with $20,000,000;

(e)	Modify certain of the negative covenants;

(f)	Modify definition of Permitted Acquisitions; and

(g)	Remove the Senior Secured Leverage Covenant.

2.    No change to the collateral package.